As filed with the Securities and Exchange Commission on June 22, 2022

Registration No. 333‑255751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to

FORM S‑3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Panbela Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0543922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

712 Vista Blvd, Suite 305

Waconia, MN 55387

(952) 479-1196

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan Horvath

Chief Financial Officer

712 Vista Blvd, Suite 305

Waconia, Minnesota 55387

(952) 479-1196

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

W. Morgan Burns

Joshua L. Colburn

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center
90 South Seventh Street

Minneapolis, MN 55402-3901

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

On May 4, 2021, Panbela Research, Inc. (formerly known as Panbela Therapeutics, Inc., the “Predecessor”) filed a shelf registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-3 (Registration No. 333-255751) (as amended, the “Registration Statement”). The Registration Statement was initially declared effective by the SEC on May 11, 2021.

Effective June 15, 2022, Panbela Research completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which the Predecessor became a direct, wholly-owned subsidiary of a new public holding company, Panbela Therapeutics, Inc. (formerly known as Canary Merger Holdings, Inc., “Panbela”) The Holding Company Reorganization was effected by a merger conducted pursuant to 251(g) without a vote of the stockholders of the contestation corporations. The merger resulting in the Holding Company Reorganization was completed pursuant to the terms of an agreement and plan of merger, dated as of February 21, 2022 (the “Merger Agreement”), by and among Panbela, Cancer Prevention Pharmaceuticals, Inc. (“Cancer Prevention”) and the Predecessor, among others. Panbela became a successor issuer to the Predecessor by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended.

Panbela is filing this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to update the Registration Statement as a result of the Holding Company Reorganization. In accordance with Rule 414(d) under the Securities Act, except as modified by this Amendment, Panbela, as successor issuer to the Predecessor pursuant to Rule 12g-3, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent amendment and other filings under the Exchange Act.

For the convenience of the reader, this Amendment sets forth the Registration Statement in its entirety, as amended. The Company is filing this Amendment to update the financial statements and other information, including pursuant to the undertakings in Item 17 of the Registration Statement, and to update and supplement the information contained in the Registration Statement and the Prospectus contained therein.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2022

PROSPECTUS

Panbela Therapeutics, Inc.

$100,000,000

Preferred Stock

Common Stock

Stock Purchase Contracts

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 in the aggregate of preferred stock, common stock, stock purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.

As of June 16, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,319,149, which we calculated based on 20,774,045 shares of outstanding common stock, of which 19,036,954 shares were held by non-affiliates, and a price per share of $1.33 as of June 16, 2022, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we had offered and sold securities for gross proceeds of $10,000,002 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PBLA.” On June 16, 2022 the last reported sale price of our common stock on the Nasdaq Capital Market was $1.33 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	8
WHERE YOU CAN FIND MORE INFORMATION	9
Incorporation OF CERTAIN INFORMATION by Reference	9
CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF RIGHTS	14
DESCRIPTION OF UNITS	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	18
EXPERTS	18

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $100,000,000.

Each time that we offer and sell securities using this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 7 of this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” on page 7 of this prospectus.

W he have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

References in this prospectus to “Panbela”, “we”, “our”, “us” and the “Company” refer to Panbela Therapeutics, Inc., a Delaware corporation, and its wholly owned subsidiary, Panbela Therapeutics Pty Ltd. The Company was formerly known as Sun BioPharma, Inc. and our wholly owned subsidiary was formerly known as Sun BioPharma Australia Pty Ltd; the name changes were completed in December 2020. On June 15, 2022, Panbela became a successor issuer pursuant to a holding company reorganization via merger by operation of Rule 12g-3(a) promulgated under the Exchange Act.

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 6, before making an investment decision.

Our Company

Business Overview

Panbela is a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs. The company’s lead assets are SBP-101 and Flynpovi. SBP-101, is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (“PMI”), a metabolic pathway of critical importance in multiple tumor types. Many tumors require greatly elevated levels of polyamines to support their growth and survival. SBP-101 has demonstrated encouraging activity against metastatic disease in a clinical trial of patients with pancreatic cancer. The efficacy and safety results demonstrated in our completed phase I clinical trial of SBP-101 in combination with gemcitabine and nab-paclitaxel in the first line treatment of metastatic pancreatic cancer provides support for the current randomized, double-blind, placebo controlled phase II/III study of SBP-101 in combination with gemcitabine and nab-paclitaxel in patients previously untreated for metastatic pancreatic cancer. We believe that SBP-101, if successfully developed, may represent a novel approach that effectively treats patients with pancreatic cancer and could become a dominant product in that market. Only three first-line treatment combinations, a single maintenance treatment for a subset (3-7%) of patients, and one second-line drug have been approved by the FDA for pancreatic cancer in the last 25 years.

On June 15, 2022 Panbela acquired Cancer Prevention Pharmaceuticals, Inc. (CPP), which added the company’s second lead asset, an investigational new drug product, Flynpovi which is a combination of the polyamine synthesis inhibitor eflornithine and the non-steroidal anti-inflammatory drug sulindac. Eflornithine is an enzyme-activated, irreversible inhibitor of the enzyme ornithine decarboxylase, the first and rate-limiting enzyme in the biosynthesis of polyamines. Sulindac facilitates the export and catabolism of polyamines. We believe the investigational drug is unique in that it is designed to treat the risk factors (e.g., polyps) that are hypothesized to lead to Familial Adenomatous Polyposis (FAP) surgeries and colon cancer and therefore may have the ability to prevent various types of colon cancer. Flynpovi has received orphan drug designation status for FAP in the United States and Europe. There are no currently approved pharmaceutical therapies for FAP.

Both of the principal active ingredients in our investigational drug candidate Flynpovi (eflornithine and sulindac) have been previously approved individually but not in combination for other uses by the U.S. Food and Drug Administration (“FDA”) and have shown limited side effects at the dosages utilized in FAP studies. Eflornithine has never been approved in an oral form, is not on the market in any systemic dosage form, and is not available in any generic form. The combination of eflornithine and sulindac is delivered in an oral form, to which we have exclusive license rights to commercialize from the Arizona Board of Regents of the University of Arizona (the “University of Arizona”). This combination showed promising results in a National Cancer Institute (“NCI”) supported randomized, placebo-controlled Phase II/III clinical trial to prevent recurrent colon adenomas, particularly high-risk pre-cancerous polyps. These results led to a Phase III program in FAP, and a Phase III program to study colon cancer risk reduction in partnership with the Southwest Oncology Group (SWOG) and the NCI.

Additional programs are evaluating eflornithine as a single agent tablet (CPP-1X) or high dose powder sachet (CPP-1X-S) for several indications including prevention of gastric cancer, treatment of neuroblastoma and recent onset Type 1 diabetes. Preclinical studies as well as Phase 1 or Phase 2 investigator-initiated trials suggest that eflornithine treatment is well tolerated and has potential activity.

Holding Company Reorganization

Effective June 15, 2022, Panbela became a successor issuer to Panbela Research, Inc. (formerly known as Panbela Therapeutics, Inc., the “Predecessor”) pursuant to a holding company reorganization pursuant to which the Predecessor became a direct, wholly-owned subsidiary of Panbela. Panbela became a successor issuer to the Predecessor by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended the (“Exchange Act”).

Cancer Prevention Acquisition

On June 15, 2022, Panbela acquired Cancer Prevention Pharmaceuticals, Inc. (“Cancer Prevention”), a private clinical stage company developing therapeutics to reduce the risk and recurrence of cancer and rare diseases,, via merger for consideration consisting of (a) 6,587,576 shares of common stock, (b) 731,957 shares of common stock that remained subject to a holdback escrow (as defined in the Merger Agreement), (c) replacement options to purchase up to 1,596,754 shares of common stock at a weighted average purchase price of $0.35 per share, and (d) replacement warrants to purchase up to 338,060 shares of common stock at a weighted average purchase price of $4.145 per share, and post-closing contingent payments up to a maximum of $60 million, subject to satisfaction of milestones.

Clinical Trials

SBP-101

In August 2015, the FDA accepted our Investigational New Drug (“IND”) application for our SBP-101 product candidate. We have completed an initial clinical trial of SBP-101 in patients with previously treated locally advanced or metastatic pancreatic cancer. This was a Phase I, first-in-human, dose-escalation, safety study. Between January 2016 and September 2017, we enrolled twenty-nine patients into six cohorts, or groups, in the dose-escalation phase of our Phase I trial. Twenty-four of the patients received at least two prior chemotherapy regimens. No drug-related serious adverse events occurred during the first four cohorts. In cohort five, serious adverse events (klebsiella sepsis with metabolic acidosis in one patient, renal and hepatic toxicity in one patient, and mesenteric vein thrombosis with metabolic acidosis in one patient) were observed in three of the ten patients, two of whom exhibited progressive disease at the end of their first cycle of treatment and were determined by the Data Safety Monitoring Board (“DSMB”) to be Disease Limiting Toxicities (“DLTs”). Consistent with the study protocol, the DSMB recommended continuation of the study by expansion of cohort 4, one level below that at which DLTs were observed. Four patients were enrolled in this expansion cohort.

In addition to being evaluated for safety, 23 of the 29 patients were evaluable for preliminary signals of efficacy prior to or at the eight-week conclusion of their first cycle of treatment using the RECIST, the current standard for evaluating changes in the size of tumors. Eight of the 23 patients (35%) had Stable Disease (“SD”) and 15 of 24 (65%) had Progressive Disease (“PD”). It should be noted that of the 15 patients with PD, six came from cohorts one and two and are considered to have received less than potentially therapeutic doses of SBP-101.

By cohort, stable disease occurred in two patients in cohort 3, two patients in cohort 4 and four patients in cohort 5. The best response outcomes and best median survival were observed in the group of patients who received total cumulative doses of approximately 6 mg/kg (cohort three). Two of four patients (50%) showed SD at week eight. Median survival in this group was 5.9 months, with two patients surviving 8 and 10 months, respectively. By total cumulative dose received, five of twelve patients (42%) who received total cumulative doses between 2.5 mg/kg and 8.0 mg/kg had reductions in the CA19-9 levels, as measured at least once after the baseline assessment. Nine of these patients (67%) exceeded three months of Overall Survival (“OS”), three patients (25%) exceeded nine months of OS and two patients (17%) exceeded one year of OS and were still alive at the end of the study.

We completed enrollment of patients in our second clinical trial in December 2020. This second clinical trial was a Phase Ia/Ib study of the safety, efficacy and pharmacokinetics of SBP-101 administered in combination with two standard-of-care chemotherapy agents, gemcitabine and nab-paclitaxel. The trial included six study sites; four in Australia and two in the United States. In the Phase Ia portion of this trial, we completed enrollment during the first quarter of 2020 consisting of four cohorts with increased dosage levels of SBP-101 administered in the second and third cohorts; the fourth cohort evaluated an alternate dosing schedule. A total of 25 subjects were enrolled in four cohorts of Phase Ia. The demonstration of adequate safety in Phase Ia allowed us to immediately begin enrollment in February 2020 in the Phase Ib exploration of efficacy. By December 2020 an additional 25 subjects in Phase Ib, using the recommended dosage level and schedule determined in Phase Ia, were enrolled.

After Phase Ib enrollment was completed, some patients in the trial were noted to have complaints of serious visual adverse effects. Visual changes were not seen in the SBP-101 monotherapy study. We consulted with our DSMB and withheld the administration of SBP-101 while all other trial activities continued. In February of 2021, we also conferred with the FDA regarding our plan to withhold dosing of SBP-101. This constituted a “partial clinical hold.” In April of 2021, the FDA lifted the partial clinical hold. The Company agreed with the FDA to include in the design of all future studies the exclusion of patients with a history of retinopathy or risk of retinal detachment and scheduled ophthalmologic monitoring for all patients.

Updated, but still not final results, were presented in a poster at the American Society of Clinical Oncology - GI conference (“ASCO-GI”) in January 2022. Best response in evaluable subjects (cohorts 4 and Ib N=29) was a Complete Response (“CR”) in 1 (3%), Partial Response (“PR”) in 13 (45%), SD in 10 (34%) and PD in 5 (17%). One subject did not have post baseline scans with RECIST tumor assessments. Median Progression Free Survival (“PFS”) , now final at 6.5 months may have been negatively impacted by drug dosing interruptions to evaluate potential toxicity. Median overall survival in Cohort 4 + Phase Ib was 12.0 months when data was presented in January 2022 and is now final at 14.6 months. Two patients from cohort 2 have demonstrated long term survival. One at 30.3 months (final data) and one at 33.0 months and still alive. Seven subjects are still alive at this time, one from cohort 2 and six from cohort 4 plus Ib.

The Company announced that the ASPIRE trial, a randomized, double-blind, placebo-controlled study of SBP-101 with Gemcitabine and Nab-Paclitaxel versus Gemcitabine, Nab-Paclitaxel and placebo, was initiated in January of 2022. The trial is in patients with first-line metastatic pancreatic ductal adenocarcinoma. The trial is designed as a Phase II/III randomized trial, with a primary endpoint of overall survival. The design includes a phase II portion for which a futility analysis after 104 progression free survival events will occur. If the futility analysis is favorable, the trial will be expanded to the phase III portion, and may serve for registration. We are intending to conduct the ASPIRE trial at leading cancer centers in the United States, Europe and the Asia-Pacific Region. It is expected that there will be approximately 60 sites and we anticipate enrollment for the phase II portion to be completed in approximately 12 months after the first subject is enrolled.

If we can successfully complete all FDA recommended clinical studies, we intend to seek marketing authorization from the FDA, the European Medicines Agency (“EMA”) (European Union), Ministry of Health and Welfare (Japan) and TGA (Australia). The submission fees may be waived when SBP-101 has been designated an orphan drug in each geographic region.

Data presented at the American Association for Cancer Research (AACR) in April 2022, demonstrated in an in vitro study evaluating cancer cell lines, SBP-101 was toxic in ovarian cancer cell lines with an average IC50 of ~1.5 μM. Efficacy of SBP-101 was further assessed in the VDID8+murine ovarian cancer model (ID8+C57Bl/6 ovarian cells overexpressing both VEGF and Defensin). Mice were treated with SBP-101 at either 24 mg/kg or 6 mg/kg alternating MWF. Both doses of SBP-101 produced a statistically significant prolongation of survival (24mg/kg p=.0049, 6 mg/kg p=.0042). There was no significant difference in response between the two SBP-101 doses. The prolonged survival was correlated with a delay in the production of ascites, the indication of tumor burden in this model. Given this data, the Company intends to proceed with a clinical development program in ovarian cancer by year-end.

FLYNPOVI

In a phase III study, the efficacy and safety of the combination of eflornithine and sulindac, as compared with either drug alone, in adults with familial adenomatous polyposis was conducted. The patients were randomly assigned in a 1:1:1 ratio to receive eflornithine, sulindac, or both once daily for up to 48 months. The primary end point, assessed in a time-to-event analysis, was disease progression, defined as a composite of major surgery, endoscopic excision of advanced adenomas, diagnosis of high-grade dysplasia in the rectum or pouch, or progression of duodenal disease. A total of 171 patients underwent randomization. Disease progression occurred in 18 of 56 patients (32%) in the eflornithine–sulindac group, 22 of 58 (38%) in the sulindac group, and 23 of 57 (40%) in the eflornithine group, with a hazard ratio of 0.71 (95% confidence interval [CI], 0.39 to 1.32) for eflornithine–sulindac as compared with sulindac (P = 0.29) and 0.66 (95% CI, 0.36 to 1.23) for eflornithine–sulindac as compared with eflornithine. Adverse and serious adverse events were similar across the treatment groups. In a post-hoc analysis, none of the patients in the combination arm progressed to a need for lower gastrointestinal (LGI) surgery for up to 48 months compared with 7 (13.2%) and 8 (15.7%) patients in the sulindac and eflornithine arms. These data corresponded to risk reductions for the need for LGI surgery approaching 100% between combination and either monotherapy with HR = 0.00 (95% CI, 0.00–0.48; p = 0.005) for combination versus sulindac and HR = 0.00 (95% CI, 0.00–0.44; p = 0.003) for combination versus eflornithine. Given the statistical significance of the LGI group, a new drug application (NDA) was filed with the FDA. As the study failed to meet the primary endpoint, and the NDA was based on the results of an exploratory analysis, a complete response letter was issued. To address this deficiency concern, the Company must submit the results of one or more adequate and well-controlled clinical trials which demonstrate an effect on a clinical endpoint. As the result of an existing North American license agreement, the FAP registration trial is fully funded and is scheduled to begin in the first-half of 2023.

CPP-1X-S/CPP-1X

Additionally, there are trials evaluating CPP-1X-S in relapsed refractory neuroblastoma supported by the childrens’ oncology group (COG) and NCI (ongoing) and STK11 mutation patients with non-small cell lung cancer scheduled to begin this year. For CPP-1X-T, a phase II trial in Type I onset diabetes is scheduled to begin this year in collaboration with Indiana University and the Juvenile Diabetes Research Foundation (JDRF).

Recent Developments

As previously announced, Panbela and certain of its subsidiaries successfully completed a merger and reorganization of Cancer Prevention Pharmaceuticals, Inc. (“CPP”), a private clinical stage company developing therapeutics to reduce the risk and recurrence of cancer and rare diseases, for a combination of stock and future milestone payments. The combined entity will have an expanded pipeline; areas of initial focus include familial adenomatous polyposis (FAP), first-line metastatic pancreatic cancer, neoadjuvant pancreatic cancer, colorectal cancer prevention and ovarian cancer. The combined development programs will have a steady cadence of catalysts with programs ranging from pre-clinical to registration studies.

Through December 31, 2021, we had:

●	secured an orphan drug designation from the FDA;
●	submitted and received acceptance from the FDA for an IND application;
●	received acceptance of a Clinical Trial Notification from the Australian Therapeutic Goods Administration;
●	completed a Phase Ia monotherapy safety study of SBP-101in the treatment of patients with metastatic pancreatic ductal adenocarcinoma;
●	received “Fast Track” designation from the FDA for SBP-101 for metastatic pancreatic cancer;
●

completed enrollment and released interim results in our second trial a Phase Ia /Ib clinical study of SBP-101, a first-line study with SBP-101 given in combination with a current standard of care in patients with pancreatic ductal adenocarcinoma who were previously untreated for metastatic disease; a total of 50 subjects were enrolled in this study, 25 in the Phase Ia and 25 in the Phase Ib or expansion phase;

●	secured a two year research agreement with Johns Hopkins School of Medicine led by Professor Robert Casero an internationally recognized researcher in polyamine biology;
●	completed process improvement measures expected to be scalable for commercial use and received issue notification for a patent covering this new shorter synthesis of SBP-101;
●

initiated a randomized, double-blind, placebo controlled study with SBP-101 given in combination with gemcitabine and nab-paclitaxel in patients with pancreatic ductal adenocarcinoma who are previously untreated for metastatic disease;

●	Completed preclinical evaluation of SBP-101 for use as neoadjuvant therapy in resectable pancreatic cancer prior to surgery; and
●	Obtained early, preclinical, indication of tumor growth inhibition activity in ovarian cancer.

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section titled “Risk Factors” on page 6 of this prospectus. You should read and carefully consider these risks, together with the risks set forth under the section titled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	our lack of diversification and the corresponding risk of an investment in our Company;
●	potential deterioration of our financial condition and results due to failure to diversify;
●	our ability to successfully complete acquisitions and integrate operations for new product candidates;
●	our ability to obtain additional capital, on acceptable terms or at all, required to implement our business plan;
●	final results of our Phase I clinical trial;
●	progress and success of our randomized Phase II/III clinical trial;
●	our ability to demonstrate safety and effectiveness of our product candidates;
●	our ability to obtain regulatory approvals for our product candidates in the United States, the European Union, or other international markets;

●	the market acceptance and future sales of our product candidates;
●	the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates;
●	the rate of progress in establishing reimbursement arrangements with third-party payors;
●	the effect of competing technological and market developments;
●	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and
●	other risk factors included under the caption “Risk Factors” starting on page 6 of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Corporate History

Panbela Therapeutics, Inc., formerly known as Sun BioPharma, Inc., was originally incorporated under the laws of the State of Delaware in September 2011. In 2015, we became a public company by completing a reverse merger transaction with a wholly owned subsidiary of Cimarron Medical, Inc., a public company organized under the laws of the State of Utah. Upon completion of the Merger and other separate but contemporaneous transactions by certain of our stockholders, our stockholders collectively owned approximately 99.0% of the post-Merger public company, which was renamed “Sun BioPharma, Inc.” In 2016, we reincorporated under the laws of the State of Delaware via a merger with our operating subsidiary, resulting in our current corporate form. The Company changed its name to Panbela Therapeutics, Inc. on December 2, 2020. On June 15, 2022, Panbela became a successor issuer pursuant to a holding company reorganization via merger by operation of Rule 12g-3(a) promulgated under the Exchange Act.

Corporate Information

Our corporate mailing address is 712 Vista Blvd, #305, Waconia, MN 55387. Our telephone number is (952) 479-1196, and our website is www.panbela.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information contained in or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of the respective holders.

Securities that may be Offered

Issuer	Panbela Therapeutics, Inc.

Securities Offered

We may offer up to $100,000,000 of:

●         common stock;

●         preferred stock;

●         stock purchase contracts;

●         warrants;

●         rights; and

●         units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered by us for (i) the continued clinical development of our initial product candidate SBP-101 (ii) cost of drug product for use in clinical development of CPP assets and (iii) general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	PBLA

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that are currently not believed to be significant to our business may also affect our actual results and could harm our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.panbela.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022;
●	Current Reports on Form 8-K filed with the SEC on February 22, 2022; June 8, 2022; and June 16, 2022;
●	The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 29, 2022; and
●	Description of our common stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Panbela Therapeutics, Inc.

712 Vista Blvd, Suite 305

Waconia, MN 55387

(952) 479-1196

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor any underwriters or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward‑looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward‑looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward‑looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward‑looking statements, although not all forward‑looking statements contain these identifying words. Any forward‑looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” beginning on page 6 of this prospectus and in the other documents incorporated herein by reference, as the same may be updated from time to time by our future filings under the Exchange Act.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Factors that could cause actual results to differ materially from those in the forward-looking statements include our lack of diversification and the corresponding risk of an investment in our Company; potential deterioration of our financial condition and results due to failure to diversify; our ability to obtain additional capital, on acceptable terms or at all, required to implement our business plan; the progress and success of our Phase 1 clinical trial; our ability to continue the development with a randomized clinical trial; our ability to demonstrate safety and effectiveness of our product candidate; our ability to obtain regulatory approvals for our product candidate in the United States, the European Union or other international markets; the market acceptance and future sales of our product candidate; the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidate; the rate of progress in establishing reimbursement arrangement with third-party payors; the effect of competing technological and market developments; the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and other risk factors discussed under the heading “Risk Factors” beginning on page 6 of this prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities for (i) the continued clinical development of our initial product candidate SBP-101 (ii) cost of drug product for use in clinical development of CPP assets and (iii) general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the repayment of outstanding indebtedness, working capital, general and administrative expenses, capital expenditures and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DESCRIPTION OF CAPITAL STOCK

The summary of the general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Certificate of Incorporation, as amended (the “Certificate”) and Bylaws, as amended (the “Bylaws” and, together with the Certificate, the “Charter Documents”). For additional information, please read the Certificate, Bylaws and the applicable provisions of the General Corporation Law of Delaware (the “DGCL”).

Authorized Shares

The Company is authorized to issue up to 110,000,000 shares of capital stock, of which 100,000,000 constitute shares of common stock, par value $0.01 per share and 10,000,000 constitute shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

No outstanding shares of common stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders of shares of common stock are entitled to one vote for each share held of record at each meeting of shareholders. Holders of shares of common stock are not entitled to any preemptive, subscription, conversion, redemption or sinking fund rights. The absence of preemptive rights could result in a dilution of the interest of shareholders should additional common shares be issued.

Subject to any prior rights of any Preferred Stock then outstanding, holders of common stock are entitled to receive dividends in the form of cash, property or shares of capital stock of the Company, when and as declared by the Board of Directors, provided there are sufficient net profits or surplus legally available for that purpose. In any distribution of capital assets, such as liquidation, whether voluntary or involuntary, holders of shares of common stock are entitled to receive pro rata the assets remaining after creditors have been paid in full. All of the issued and outstanding shares of common stock are non-assessable.

Anti-Takeover Provisions

The Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a three-year period following the time that this stockholder becomes an interested stockholder, unless the Business Combination is approved in a prescribed manner. A “Business Combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the Interested Stockholder. An “Interested Stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of Interested Stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a Business Combination between a corporation and an Interested Stockholder is prohibited for three years unless it satisfies one of the following conditions:

●

Before the stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

●

Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●

At or after the time the stockholder became an Interested Stockholder, the Business Combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance-notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors.

Special Meetings of Stockholders

The Certificate and Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Company.

Classified Board of Directors

The Certificate provides that directors are divided into three classes and elected for staggered terms. At each annual meeting, approximately one third of the directors will be elected to serve a three-year term. Directors serving staggered terms can be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of stock then entitled to vote at an election of directors.

Authority of the Board of Directors

The Board of Directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval. The Board of Directors has the authority to adopt and change Bylaws, subject to the right of holders of at least 66.67% of the voting power of all then-outstanding shares entitled to vote generally in the election of directors to adopt, amend or repeal Bylaws.

Preferred Stock

Our Board of Directors has the authority, without first obtaining the approval of our stockholders, to establish one or more series of preferred stock and to fix:

●	the number of shares of such series;
●	the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and
●	any qualifications, limitations or restrictions.

We believe that the ability of our Board of Directors to issue one or more series of preferred stock provides flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, are available for issuance without action by the holders of common stock, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our Board of Directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our Board of Directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our Company. Our Board of Directors could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board of Directors, including a tender offer or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Our Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of our Company and stockholders. We have no current plans to issue any preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, which can be contacted at 18 Lafayette Place, Woodmere, New York, 11598, info@vstocktransfer.com, or +1 (212) 828-8436.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by us or our affiliates. Other than this prospectus in electronic format, the information on such websites and any information contained in any other website maintained by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us, and should not be relied upon by investors.

DESCRIPTION OF WARRANTS

As of June 16, 2022, we had issued and outstanding warrants to purchase 5,447,561 shares of common stock and no warrants to purchase shares of preferred stock outstanding. As of the same date, the outstanding warrants had a weighted average exercise price of $4.56 per share and an average remaining exercise period of 2.56 years.

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	a discussion of certain United States federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:

●	If applicable, a discussion of material U.S. federal income tax considerations; and
●	Any other information we think important about the stock purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue, and other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Faegre Drinker Biddle & Reath LLP will pass upon the validity of the securities offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Panbela as of December 31, 2021 and 2020 and for the two years in the period ended December 31, 2021 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Cancer Prevention as of December 31, 2021 and 2020 and for the two years in the period ended December 31, 2021 incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K have been audited by Mayer Hoffman McCann P.C., an independent public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Panbela Therapeutics, Inc.

$100,000,000

Preferred Stock

Common Stock

Stock Purchase Contracts

Warrants

Rights

Units

PROSPECTUS

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$12,980
Fees and expenses of the trustee		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
FINRA filing fees		*
The Nasdaq Capital Market supplemental listing fee		*
Miscellaneous		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Company’s certificate of incorporation and amended and restated bylaws limit the liability of its directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to the Company or its stockholders;
●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares as provided in Section 174 of the DGCL; or
●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s amended and restated bylaws provide that it will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

As permitted by the DGCL, the Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify such persons against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of the Company’s directors or executive officers may be made a party because he or she is or was one of the Company’s directors. The Company will be obligated to pay such amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company will be obligated to pay such amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to the Company, regardless of whether its amended and restated bylaws permit indemnification. The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits

The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
2.1

Agreement and Plan of Merger, dated February 21, 2022, by and among Panbela Therapeutics, Inc., Canary Merger Holdings, Inc., Canary Merger Subsidiary I, Inc., Canary Merger Subsidiary II, Inc., Cancer Prevention Pharmaceuticals, Inc., and Fortis Advisors LLC, as Stockholder Representative (incorporated by reference to Exhibit 2.1 to current report on Form 8-K filed February 22, 2022)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to current report on Form 8-K filed June 16, 2022)
3.2	Bylaws (incorporated by reference to Exhibit 3.1 to current report on Form 8-K filed June 16, 2022)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to annual report on Form 10-K for fiscal year ended December 31, 2020)
4.2†	Form of Warrant
4.3†	Form of Rights Agent Agreement (including form of Rights Certificate)
4.4†	Form of Unit Agreement (including form of Unit Certificate)
4.5†	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate)
5.1‡	Opinion of Faegre Drinker Biddle & Reath LLP
23.1*	Consent of Independent Public Accounting Firm
23.2*	Consent of Independent Registered Public Accounting Firm
23.3‡	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1‡	Powers of Attorney (included in Signatures)

* Filed herewith.

† To be filed by amendment or incorporated by reference in connection with the offering of the securities.

‡ Previously filed

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on June 22, 2022.

PANBELA THERAPEUTICS, INC.

By:	/s/ Jennifer K. Simpson
Jennifer K. Simpson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer K. Simpson	President and Chief Executive Officer	June 22, 2022
Jennifer K. Simpson	(Principal Executive Officer), and Director

/s/ Susan Horvath	Vice President of Finance, Chief Financial Officer, Treasurer	June 22, 2022
Susan Horvath	and Secretary (Principal Financial and Accounting Officer)

*	Chair of Board	June 22, 2022
Michael T. Cullen	and Director

/s/ Daniel J. Donovan	Director	June 22, 2022
Daniel J. Donovan

*	Director	June 22, 2022
Arthur J. Fratamico

*	Director	June 22, 2022
Jeffrey S. Mathiesen

/s/ Jeffrey E. Jacob	Director	June 22, 2022
Jeffrey E. Jacob

*	Director	June 22, 2022
D. Robert Schemel

*	Susan Horvath, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.
By:	/s/ Susan Horvath
Susan Horvath
Attorney-in-Fact